United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________________________
FORM 8-K
__________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 26, 2025
 __________________________________
LOUISIANA-PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)
 __________________________________

Delaware	1-7107	93-0609074
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)
1610 West End Ave, Suite 200, Nashville, TN 37203
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (615) 986 - 5600
 __________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 par value	LPX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01     Entry into a Material Definitive Agreement
On March 26, 2025, Louisiana-Pacific Corporation (the “Company”) entered into a First Amendment to Second Amended and Restated Credit Agreement (the “First Amendment”) among the Company, as borrower, American AgCredit, PCA (the “Agent”), as Administrative Agent, CoBank, ACB, as letter of credit issuer (the “L/C Issuer”) and the lenders and voting participants party thereto, which amends the Second Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of November 29, 2022, by and among the Company, the guarantors from time to time party thereto, the Agent, the lenders from time to time party thereto, and the L/C Issuer. The First Amendment amends the Credit Agreement to, among other things, (i) increase the aggregate principal amount of the senior secured revolving credit facility from $550,000,000 to $750,000,000, (ii) increase the sub-limit for letters of credit from $60,000,000 to $75,000,000, (iii) change the interest rate for revolving borrowings, as described below, (iv) change the capitalization ratio limit, as described below, (v) extend the maturity date to March 26, 2032 and (vi) provide for certain other modifications as set forth in the First Amendment.
As amended by the First Amendment, revolving borrowings under the Credit Agreement accrue interest, at our option, at either (a) a “base rate” plus a margin of 0.6% to 1.6% or (b) Term SOFR plus a margin of 1.6% to 2.6%. The First Amendment also includes an unused commitment fee, due quarterly, ranging from 0.175% to 0.425%. The applicable margins and fees within these ranges are based on our ratio of consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) to cash interest charges. The “base rate” is the highest of (i) the Federal funds rate plus 0.5%, (ii) the U.S. prime rate, and (iii) one-month Term SOFR plus 1.0%.
The First Amendment also modifies the capitalization ratio covenant that was present in the Credit Agreement. The capitalization ratio is a measure of funded debt less unrestricted cash to total capitalization. Under the First Amendment, the capitalization ratio covenant requires the Company and its consolidated subsidiaries to have, as of the end of each fiscal quarter, a capitalization ratio of no more than 65%.
The foregoing description of the First Amendment is qualified in its entirety by reference to the First Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits
(d)    Exhibits.

Exhibit Number	Description
10.1
First Amendment to Second Amended and Restated Credit Agreement, dated March 26, 2025, among the Company, as borrower, American AgCredit PCA, as administrative agent, CoBank, ACB, as letter of credit issuer and the lenders and voting participants party thereto

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

By:	/S/ NICOLE C. DANIEL
Nicole C. Daniel
Senior Vice President, General Counsel and Corporate Secretary
Date: March 26, 2025